Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Vyrian, Inc. on Form S-1/A4 of our report dated August 6, 2013.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

August 6, 2013